U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 25, 2011
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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer
Identification No.

2415 East Camelback Road Suite 700, Phoenix, AZ  85016
 (Formerly 736 East Braeburn Drive, Phoenix, AZ  85022)
(Address of principal executive offices)

 (720) 446-6087
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

Effective August 25, 2011, Bonanza Goldfields Corporation (the “Company”) and Global Mineral Corporation, an entity controlled by David Janney, the current Chief Executive Office, Principal Financial Officer and member of the Board of Directors executed a Stock Purchase Agreement (the “Agreement”).  Pursuant to the Agreement, the Company would purchase twenty million (20,000,000) shares of Company common stock (the “Shares”) from Global Mineral Corporation for an aggregate price of Eighty Thousand Dollars ($80,000.00) payable at a rate, without interest, of Five Thousand Dollars ($5,000.00) per month. The Shares will be returned to the Company treasury.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Stock Purchase Agreement, dated August 25, 2011.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Bonanza Goldfields Corp.

Date: September 2, 2011	By:	/s/ David Janney
David Janney
Chief Executive Officer

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